UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on September 29, 2015, Western Digital Corporation, a Delaware corporation (the “Company”) entered into a stock purchase agreement with Unis Union Information System Ltd., a Hong Kong corporation (the “Investor”), and Unisplendour Corporation Limited, a Chinese corporation (the “Guarantor”), pursuant to which the Company agreed to issue and sell to the Investor 40,814,802 shares of the Company’s common stock for $92.50 per share, for an aggregate purchase price of approximately $3.775 billion, and the Guarantor agreed to guarantee the payment and performance of the Investor’s obligations therein (collectively, the “Transaction”).

The Company was informed by the Guarantor on November 9, 2015 that the Guarantor received two regulatory approvals for the Transaction, namely the approval by the Ministry of Commerce of the People’s Republic of China and the approval by the National Development and Reform Commission of the People’s Republic of China. In addition, the closing of the Transaction was subject to the approval of the Guarantor’s shareholders, and as disclosed in public filings by the Guarantor with the Shenzhen Stock Exchange, the Guarantor’s shareholders approved the Transaction at a shareholders’ meeting held on November 6, 2015. The closing of the Transaction remains subject to certain other closing conditions. The Transaction is expected to close in the fourth quarter of calendar 2015 or the first quarter of calendar 2016.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include the expected timing of the completion of the Transaction and the expected benefits and other impacts. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: the possibility that the Transaction may not close within the anticipated timeframe or at all; the expected benefits and other impacts resulting from the Transaction may not materialize as expected; volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; actions by competitors; and other risks and uncertainties in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on August 21, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and none of the Company, the Investor or the Guarantor undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Important Additional Information and Where to find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Western Digital and SanDisk. In connection with the proposed merger, Western Digital intends to file a registration statement on Form S-4 with the SEC that contains a preliminary joint proxy statement of SanDisk and Western Digital that also constitutes a preliminary prospectus of Western Digital. After the registration statement is declared effective, Western Digital and SanDisk will mail the definitive joint proxy statement/prospectus to their respective stockholders. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital or SanDisk may file with the SEC and send to Western Digital’s and/or SanDisk’s stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus (when filed) as well as other filings containing information about Western Digital and SanDisk, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.wdc.com. Copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.

Participants in Solicitation

Western Digital, SanDisk and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Western Digital’s executive officers and directors in Western Digital’s definitive proxy statement filed with the SEC on September 23, 2015. You can find information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can obtain free copies of these documents from Western Digital and SanDisk, respectively, using the contact information above. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation (Registrant)

Date: November 10, 2015	By:	/s/ Michael C. Ray
	Name:	Michael C. Ray
	Title:	Executive Vice President, Chief Legal Officer and Secretary